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Exhibit 24.2

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary E. Costley, John E. Byom and Frank W. Bonvino, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offer and sale of 250,000 shares of Common Stock of International Multifoods Corporation pursuant to the Stock Purchase Plan of Robin Hood Multifoods Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, this Power of Attorney has been signed on the 28th day of July, 2003, by the following persons:

Signature	Title

/s/ MARTIN JAMIESON Martin Jamieson	Member of the Savings Committee of the Stock Purchase Plan of Robin Hood Multifoods Inc.
/s/ STEPHEN TESTA Stephen Testa	Member of the Savings Committee of the Stock Purchase Plan of Robin Hood Multifoods Inc.
/s/ RODERICK MORRISON Roderick Morrison	Member of the Savings Committee of the Stock Purchase Plan of Robin Hood Multifoods Inc.
/s/ KATHLEEN RAFFERTY Kathleen Rafferty	Member of the Savings Committee of the Stock Purchase Plan of Robin Hood Multifoods Inc.

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  Exhibit 24.2